                                                                    EXHIBIT 2.14

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                               USWEB CORPORATION

                       USWEB ACQUISITION CORPORATION 118

                                      AND

                                   W3-DESIGN

                          DATED AS OF OCTOBER 10, 1997

                               TABLE OF CONTENTS


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ARTICLE I

     THE MERGER.........................................................  -1-
     1.1    The Merger..................................................  -1-
     1.2    Effective Time..............................................  -2-
     1.3    Effect of the Merger........................................  -2-
     1.4    Certificate of Incorporation; Bylaws........................  -2-
     1.5    Directors and Officers......................................  -2-
     1.6    Effect of Merger on the Capital Stock of the Constituent
            Corporations................................................  -3-
     1.7    Surrender of Certificates...................................  -4-
     1.8    No Further Ownership Rights in Company Common Stock.........  -5-
     1.9    Lost, Stolen or Destroyed Certificates......................  -5-
     1.10   Purchase Price Adjustments..................................  -5-
     1.11   Parent Common Stock.........................................  -7-
     1.12   Tax Consequences............................................  -7-
     1.13   Taking of Necessary Action; Further Action..................  -7-

ARTICLE II

     REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     AND THE PRINCIPAL SHAREHOLDERS.....................................  -8-
     2.1    Organization of the Company.................................  -8-
     2.2    Company Capital Structure...................................  -8-
     2.3    Subsidiaries................................................  -9-
     2.4    Authority...................................................  -9-
     2.5    No Conflict.................................................  -9-
     2.6    Consents....................................................  -9-
     2.7    Company Financial Statements................................ -10-
     2.8    No Undisclosed Liabilities.................................. -10-
     2.9    No Changes.................................................. -10-
     2.10   Tax Matters................................................. -12-
     2.11   Restrictions on Business Activities......................... -13-
     2.12   Title to Properties; Absence of Liens and Encumbrances;
            Condition of Equipment...................................... -14-
     2.13   Intellectual Property....................................... -14-
     2.14   Agreements, Contracts and Commitments....................... -17-
     2.15   Interested Party Transactions............................... -18-
     2.16   Governmental Authorization.................................. -19-
     2.17   Litigation.................................................. -19-
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                                      -i-
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                              TABLE OF CONTENTS
                                  (CONTINUED)


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     2.18   Accounts Receivable.......................................... -19-
     2.19   Minute Books................................................. -19-
     2.20   Environmental Matters........................................ -20-
     2.21   Brokers' and Finders' Fees; Third Party Expenses............. -20-
     2.22   Employee Benefit Plans and Compensation...................... -21-
     2.23   Insurance.................................................... -23-
     2.24   Compliance with Laws......................................... -23-
     2.25   Third Party Consents......................................... -23-
     2.26   Warranties; Indemnities...................................... -23-
     2.27   Complete Copies of Materials................................. -24-
     2.28   Representations Complete..................................... -24-
     2.29   Business Plan................................................ -24-
     2.30   Backlog Report............................................... -24-
     2.31   Principal Shareholder Investment Representations............. -24-

ARTICLE III

     REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB.................... -24-
     3.1    Organization, Standing and Power............................. -24-
     3.2    Authority; Consents.......................................... -25-
     3.3    Capital Structure............................................ -25-
     3.4    Brokers' and Finders' Fees................................... -26-
     3.5    Complete Copies of Materials................................. -26-
     3.6    Parent Financial Statements.................................. -26-
     3.7    Litigation................................................... -26-

ARTICLE IV

     CONDUCT PRIOR TO THE EFFECTIVE TIME................................. -26-
     4.1    Conduct of Business of the Company........................... -26-
     4.2    No Solicitation.............................................. -29-

ARTICLE V

     ADDITIONAL AGREEMENTS............................................... -29-
     5.1    Parent's Right of First Refusal.............................. -29-
     5.2    Market Standoff Agreement.................................... -29-
     5.3    Restriction on Competition................................... -29-
     5.4    Confidentiality.............................................. -31-
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                                     -ii-
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                               TABLE OF CONTENTS
                                  (CONTINUED)


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     5.5    Expenses..................................................... -31-
     5.6    Public Disclosure............................................ -31-
     5.7    Post-Closing Employment of Company Employees................. -31-
     5.8    Access to Information........................................ -33-
     5.9    Consents..................................................... -34-
     5.10   FIRPTA Compliance............................................ -34-
     5.11   Best Efforts................................................. -34-
     5.12   Notification of Certain Matters.............................. -34-
     5.13   Tax Returns.................................................. -34-
     5.14   Section 368 Compliance....................................... -34-
     5.15   Parent Policies.............................................. -35-
     5.16   Fairness Hearing; Company Share Approval..................... -35-

ARTICLE VI

     CONDITIONS TO THE MERGER............................................ -35-
     6.1    Conditions to Obligations of Each Party to Effect
            the Merger................................................... -35-
     6.2    Additional Conditions to Obligations of Company.............. -36-
     6.3    Additional Conditions to the Obligations of Parent
            and Sub...................................................... -36-

ARTICLE VII.............................................................. -38-
     7.1    Survival of Representations and Warranties................... -38-
     7.2    Escrow Arrangements; Setoff.................................. -38-
     7.3    Indemnity.................................................... -43-

ARTICLE VIII

     TERMINATION, AMENDMENT AND WAIVER................................... -47-
     8.1    Termination.................................................. -47-
     8.2    Effect of Termination........................................ -48-
     8.3    Amendment.................................................... -48-
     8.4    Extension; Waiver............................................ -48-

ARTICLE IX

     GENERAL PROVISIONS.................................................. -48-
     9.1    Notices...................................................... -48-
     9.2    Interpretation............................................... -49-
     9.3    Counterparts................................................. -49-
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                                     -iii-
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                               TABLE OF CONTENTS
                                  (CONTINUED)

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9.4    Entire Agreement; Assignment...................................... -49-
9.5    Severability...................................................... -50-
9.6    Other Remedies.................................................... -50-
9.7    Governing Law..................................................... -50-
9.8    Rules of Construction............................................. -50-
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                                     -iv-

                      AGREEMENT AND PLAN OF REORGANIZATION


     This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and
                                                     ---------
entered into as of October 10, 1997 (the "Agreement Date"), among USWeb
                                          --------------
Corporation, a Utah corporation ("Parent"), USWeb Acquisition Corporation 118, a
                                  ------
Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), W3-design,
                                                               ---
a California corporation (the "Company"), and the individuals listed on Exhibit
                               -------                                  -------
A attached hereto (such individuals being hereinafter referred to collectively
-
as the "Principal Shareholders" and individually as a "Principal Shareholder").
        ----------------------                         ---------------------


                                    RECITALS

     A. The Boards of Directors of each of the Company, Parent and Sub believe it is in the best interests of each company and their respective shareholders that Parent acquire the Company through the statutory merger of the Company with and into Sub (the "Merger") and, in furtherance thereof, have approved the
                   ------
Merger.

     B. Pursuant to the Merger, among other things, all of the issued and outstanding shares of capital stock of the Company shall be converted into the right to receive shares of Common Stock of Parent.

     C. Fifty Percent (50%) of the shares of Common Stock of Parent otherwise payable in connection with the Merger shall be placed in a one-year escrow for the purposes of (i) satisfying damages, losses, expenses and other similar charges which result from breaches of representations, warranties or covenants or (ii) making adjustments to the purchase price paid by the Parent.

     D. The Company, the Principal Shareholders, Parent and Sub desire to make certain representations, warranties, covenants and other agreements in connection with the Merger.

     E. The parties hereto desire that each employee of the Company prior to the Merger shall be offered an opportunity of employment by the Parent or Sub following the Merger. Each party understands and agrees that any such employee or the Parent or Sub shall have the right to terminate any such employment at any time.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:


                                   ARTICLE I

                                   THE MERGER

      1.1 The Merger.  At the Effective Time (as defined in Section 1.2) and
          ----------
subject to and upon the terms and conditions of this Agreement and the applicable provisions of the corporations laws of the states of Delaware ("Delaware Law") and California ("California Law"), the Company
 -------------                    --------------
shall be merged with and into the Sub, the separate corporate existence of the Company shall cease and Sub shall continue as the surviving corporation and as a wholly owned subsidiary of Parent. Sub as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation".
                                                    ---------------------

      1.2 Effective Time.  Unless this Agreement is earlier terminated pursuant
          --------------
to Section 8.1, the closing of the Merger (the "Closing") will take place as
                                                -------
promptly as practicable, but no later than five (5) business days following satisfaction or waiver of the conditions set forth in Article VI, at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to in writing by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger
 ------------
to be consummated by submitting for filing an Agreement and Plan of Merger (or like instrument) with the Secretary of State of Delaware and the Secretary of State of California, in accordance with the relevant provisions of applicable law (the later of the times of filing with the Secretary of State of Delaware and the Secretary of State of California being referred to herein as the "Effective Time").
 --------------

      1.3 Effect of the Merger.  At the Effective Time, the effect of the Merger
          --------------------
shall be as provided in the applicable provisions of Delaware Law and California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

      1.4 Certificate of Incorporation; Bylaws.
          ------------------------------------

          (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Certificate of Incorporation of Sub shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation.

          (b) The Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

      1.5 Directors and Officers.  The director(s) of Sub immediately prior to
          ----------------------
the Effective Time shall be the initial director(s) of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The officers of Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

     The initial directors of the Surviving Corporation immediately following the Effective Time shall be James J. Heffernan, Nicholas Rothenberg and Joseph Firmage. The initial officers of the Surviving Corporation immediately following the Effective Time shall be as follows:

          Chief Executive Officer, President, Chief         James Heffernan
            Financial Officer, Secretary and Treasurer
          Managing Director and Vice President,             Nicholas Rothenberg
          Strategic Development
          Vice President, Information Architecture          Michael Mascha
          Vice President, Technology                        Frank San Filippo

      1.6 Effect of Merger on the Capital Stock of the Constituent Corporations.
          ---------------------------------------------------------------------

          (a) Exchange of Stock; Purchase Price Adjustments.  As of the
              ---------------------------------------------
Effective Time of the Merger, each share of the Company's Common Stock, no par value (the "Company Common Stock"), that is issued and outstanding immediately
            --------------------
prior to the Effective Time (other than any dissenting shares under applicable state law) shall, by virtue of the Merger and without any action on the part of Sub, the Company, or the Company's shareholders (the "Company Shareholders"), be
                                                      --------------------
canceled and extinguished and each Company Shareholder shall have (i) the right to receive such Company Shareholder's pro rata portion (based on such Company Shareholders' equity ownership in the Company as represented to Parent by the Company) of that number of shares of the Parent's Common Stock, par value $.001 per share (the "Parent Common Stock") equal to $ 4,000,166 (the "Original
                -------------------                              --------
Purchase Price") divided by the Fair Value Per Share (as defined in Section
--------------
1.6(d) below) as of the Closing Date, subject to Section 7.2 hereof, plus the contingent right to receive (or obligation to return) additional shares of Parent Common Stock as provided in Section 1.10 of this Agreement (the "Purchase
                                                                        --------
Price Adjustment").  The Original Purchase Price and the Purchase Price
----------------
Adjustment are hereinafter collectively referred to as the "Merger
                                                            ------
Consideration."
-------------

          (b) Stock Options.  Prior to the Effective Time, all options, warrants
              -------------
convertible into capital stock, or similar rights to purchase Company Common Stock then outstanding shall be canceled and of no further force and affect.

          (c) Fractional Shares.  No fractional share of Parent Common Stock
              -----------------
shall be issued in the Merger, including the Purchase Price Adjustment pursuant to Section 1.10 below, or pursuant to any stock option or stock bonus issued to a Company employee that becomes an employee of Parent or Sub following the Merger. In lieu thereof, the number of shares otherwise issued or issuable shall be rounded to the nearest whole share, with one-half share or more being rounded up.

          (d) Certain Definitions.
              -------------------

              (i)   Fair Value Per Share. The "Fair Value Per Share" of Parent's
                    --------------------       --------------------
Common Stock, as of any particular date, shall mean, if the Parent's Common Stock is then traded on an exchange or national quotation system, the average closing price per share of Parent's Common Stock as traded on such exchange or national quotation system during the 10 trading day period ending three business days prior to the date of determination or, if not so traded, the fair market value per share of such Parent's Common Stock as most recently determined by the Parent's Board of Directors acting in good faith.

              (ii)  Escrow Amount; Escrow Agent.  The "Escrow Amount" shall be
                    ---------------------------        -------------
equal to Fifty Percent (50%) of the number of shares of Parent Common Stock constituting the Original Purchase Price. The "Escrow Agent" shall be the
                                                ------------
secretary of the Parent, or his designee, so long as the Parent is a privately held company. Thereafter, any transfer agent for the Parent's Common Stock may be appointed Escrow Agent.

      1.7 Surrender of Certificates.
          -------------------------

          (a) Exchange Agent.  The Secretary of Parent or such other entity
              --------------
reasonably designated by Parent shall serve as exchange agent (the "Exchange
                                                                    --------
Agent") in the Merger.
-----

          (b) Parent to Provide Common Stock.  Promptly after the Effective
              ------------------------------
Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I the Original Purchase Price issuable pursuant to
Section 1.6(a) in exchange for outstanding shares of Company Common Stock; provided that, on behalf of the Company Shareholders, Parent shall deposit the Escrow Amount into the Escrow Fund (as defined in Section 7.2(a) below).

          (c) Exchange Procedures.  On or prior to the Agreement Date, the
              -------------------
Company Shareholders delivered to the Shareholder Representative all of the certificates (the "Certificates") which immediately prior to the Effective Time
                   ------------
represented outstanding shares of Company Common Stock whose shares will be converted into the right to receive the Merger Consideration pursuant to Section
1.6. Promptly after the Effective Time, the Surviving Corporation shall cause to be delivered to the Shareholder Representative instructions for effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, in accordance with the instructions thereto, each Company Shareholder shall be entitled to receive in exchange therefor a certificate representing the number of shares issuable to such Company Shareholder as part of the Original Purchase Price (less the number of shares of Parent Common Stock to be deposited in the Escrow Fund (as defined in Article VII) on such holder's behalf pursuant to Article VII hereof) and the Certificate so surrendered shall forthwith be canceled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article VII hereof, Parent shall cause to be distributed to the Escrow Agent (as defined in Article VII) a certificate or certificates represent ing that number of shares of Parent Common Stock equal to the Escrow Amount. Such consideration shall be beneficially owned by the holders on whose behalf such consideration was deposited in the Escrow Fund and shall be available to compensate Parent as provided in Article VII. Until surrendered to the Exchange Agent, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends and voting, to evidence only the right to receive Merger Consideration pursuant to Section 1.6 hereof.

          (d) Distributions With Respect to Unexchanged Shares.  No dividends or
              ------------------------------------------------
other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock issuable upon conversion of the shares of Company

Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

          (e) Transfers of Ownership.  If any certificate for shares of Parent
              ----------------------
Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Sub or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered or have established to the satisfaction of Sub or any agent designated by it that such tax has been paid or is not payable. As an additional condition to the issuance of such Certificate, the person in whose name such Certificate is issued shall execute such binding agreements and other documents as Parent shall deem necessary or advisable, including without limitation, the documents executed by the Company Shareholders in connection with this Agreement.

          (f) No Liability.  Notwithstanding anything to the contrary in this
              ------------
Section 1.7, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

      1.8 No Further Ownership Rights in Company Common Stock.  All shares of
          ---------------------------------------------------
Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company capital stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company capital stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

      1.9 Lost, Stolen or Destroyed Certificates.  In the event any Certificates
          ---------------------------------------
shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock as may be required pursuant to Section 1.6(a); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, Sub or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

      1.10 Purchase Price Adjustments.  The Original Purchase Price shall be
           ---------------------------
subject to adjustment as follows:

           (a) Six-Month Adjustment.  At the close of business on the last
              --------------------
business day of the sixth full month after the Closing Date (the "First
                                                                  -----
Adjustment Date"), the Parent shall conduct a valuation of the Sub according to
---------------
the operation of the Parent's Valuation Method (the "Valuation Method" attached
                                                     ----------------
as Exhibit B).  Parent shall then calculate the "First Adjustment to Purchase
   ---------                                     ----------------------------
Price" as follows:
-----

           FAPP = FADV -  OPP

where      FAPP is the First Adjustment to Purchase Price;
           FADV is the First Adjustment Date Value as calculated on the First Adjustment Date using the Valuation Method; and
           OPP is the Original Purchase Price.

               (i) If FAPP is greater than zero, then the Parent shall pay to the Company Shareholders promptly after the First Adjustment Date a number of shares calculated as follows:

           FSP = (FAPP / FVPSFAD) x .25

where      FSP is the "First Shares Payment";
                       --------------------
FAPP is the First Adjustment to Purchase Price as calculated above; and FVPSFAD is the Fair Value Per Share of the Parent's Common Stock on the First Adjustment Date.

               (ii) If FAPP is less than zero, then the Escrow Agent shall pay to Parent from the Escrow Amount promptly after the First Adjustment Date a number of shares calculated as follows:

           FSP = (-FAPP / FVPSAD)

where      FSP is the "First Shares Payment";
                       --------------------
           FAPP is the First Adjustment to Purchase Price as calculated above;
and
           FVPSAD is the Fair Value Per Share of the Parent's Common Stock on the Agreement Date.

If FAPP equals zero, no adjustment to the Original Purchase Price shall be made for the First Adjustment Date.

           (b) Twelve-Month Adjustment.  At the close of business on the last
               -----------------------
business day of the twelfth full month after the Closing Date (the "Second
                                                                    ------
Adjustment Date"), the Parent shall conduct a valuation of the Sub according to
---------------
the Valuation Method.  Parent shall then calculate the "Second Adjustment to
                                                        --------------------
Purchase Price" as follows:
--------------

          SAPP = SADV - FADV

where     SAPP is the Second Adjustment to Purchase Price;
          SADV is the Second Adjustment Date Value as calculated on the Second Adjustment Date using the Valuation Method; and
          FADV is the First Adjustment Date Value.

              (i) If SAPP is greater than zero, then the Parent shall pay to the Company Shareholders promptly after the Second Adjustment Date a number of shares calculated as follows:

          SSP = (SAPP / FVPSSAD) x .25

where     SSP is the "Second Shares Payment";
                      ---------------------
          SAPP is the Second Adjustment to Purchase Price as calculated above;
          and
          FVPSSAD is the Fair Value Per Share of the Parent's Common Stock on the Second Adjustment Date.

              (ii) If SAPP is less than zero, then the Escrow Agent shall pay to Parent from the Escrow Amount promptly after the Second Adjustment Date a number of shares calculated as follows:

          SSP = (-SAPP / FVPSAD)

where     SSP is the "Second Shares Payment";
                      ---------------------
          SAPP is the Second Adjustment to Purchase Price as calculated above;
          and
          FVPSAD is the Fair Value Per Share of the Parent's Common Stock on the Agreement Date.

If SAPP equals zero, no adjustment to the Original Purchase Price shall be made for the Second Adjustment Date.

      1.11 Parent Common Stock.  The shares of Parent Common Stock issued in
           -------------------
connection with the Merger will not be registered under the Securities Act of 1933, as amended (the "Securities Act"). Such shares may not be transferred or
                       --------------
resold thereafter except in compliance with the terms of this Agreement and following registration under the Securities Act or in reliance on an exemption from registration under the Securities Act.

      1.12 Tax Consequences.  It is intended by the parties hereto that the
           ----------------
Merger will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). Each party has
                                                ----
consulted its own tax advisors with respect to the tax consequences of the Merger.

      1.13 Taking of Necessary Action; Further Action. If, at any time after the
           ------------------------------------------
Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Sub, the officers and directors of the Company, Parent and Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action. On and after the Closing Date, subject to the rights of any party pursuant to Article VIII hereof, each party to this Agreement will make a good faith effort to obtain all necessary approvals for completion of the transactions contemplated hereby.


                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                         AND THE PRINCIPAL SHAREHOLDERS

     The Company and the Principal Shareholders hereby, jointly and severally, represent and warrant to Parent and Sub, subject to such exceptions as are specifically disclosed in Exhibit C attached hereto (referencing the appropriate
                          ---------
section and paragraph numbers), as follows.

      2.1 Organization of the Company.  The Company is a corporation duly
          ---------------------------
organized, validly existing and in good standing under the laws of the State of California. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), financial condition, results of operations or prospects of the Company (hereinafter referred to as a "Material Adverse Effect"). The Company has delivered a true and correct copy
 -----------------------
of its Articles of Incorporation and Bylaws, each as amended to date, to Parent. Exhibit C lists the directors and officers of the Company. The operations now
---------
being conducted by the Company have not been conducted under any other name.

      2.2 Company Capital Structure.
          -------------------------

          (a) The authorized capital stock of the Company consists of 3,000,000 shares of authorized Common Stock of which 1,000,000 shares are issued and outstanding. There are no other classes or series of capital stock of the Company of any kind outstanding or issuable. The Company Common Stock is held by the persons, with the domicile addresses and in the amounts set forth on Exhibit C. All outstanding shares of Company Common Stock are duly authorized,
---------
validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound.

          (b) There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.

      2.3 Subsidiaries.  The Company does not have any subsidiaries or
          ------------
affiliated companies and does not otherwise own any shares in the capital of or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity. The Company has never had any subsidiaries or affiliated companies and has never otherwise owned shares in the capital of or any interest in or control, directly or indirectly of, any other corporation, partnership, association, joint venture or other business entity.

      2.4 Authority.  Each of the Company and the Principal Shareholders has all
          ---------
requisite corporate power and authority to enter into this Agreement and all other agreements required by the terms hereof to be entered into by the Company or such Principal Shareholder (the "Ancillary Agreements") and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the trans actions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and the Company Shareholders, and no further action is required on their part to authorize the Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby. Any Principal Shareholder that is a natural person or business entity other than a corporation has all requisite legal authority and power, without approval from any other person or entity, to execute and deliver this Agreement and the Ancillary Agreements and consummate the transactions contemplated hereby and thereby without any further action by such Principal Shareholder. This Agreement and the Ancillary Agreements have been duly executed and delivered by the Company and/or the Company Shareholders, as applicable, and, assuming the due authorization, execution and delivery by Parent and Sub, constitute the valid and binding obligations of the Company and the Principal Shareholders, enforceable in accordance with their terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies.

      2.5 No Conflict.  The execution and delivery of this Agreement does not,
          -----------
and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of
                                              --------
the Articles of Incorporation and Bylaws the Company, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which the Company or any of its properties or assets is subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets.

      2.6 Consents.  No consent, waiver, approval, order or authorization of, or
          --------
registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any
                                                   -------------------
third party, including a party to any agreement with the Company or any of the Principal Shareholders (so as not to trigger any Conflict), is required by or with respect to the Company or any of the Principal Shareholders in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws thereby, and (ii) the filing of the Agreement of Merger with the Secretary of State of Delaware and the Secretary of State of California.

      2.7 Company Financial Statements.  Exhibit D sets forth certain financial
          ----------------------------   ---------
statements of the Company (the "Financials").  The Financials are correct in all
                                ----------
material respects and have been prepared in accordance with United States generally accepted accounting principles ("USGAAP") applied on a basis
                                           ------
consistent throughout the periods indicated and consistent with each other. The Financials present fairly in all material respects the financial condition, operating results and cash flows of the Company as of the dates and during the periods indicated therein, subject in the case of the unaudited financial statements to normal year-end adjustments, which will not be material in amount or significance. The Company's September 30, 1997 un audited balance sheet included in the Financials shall be referred to as the "Balance Sheet."
                                                        -------------

      2.8 No Undisclosed Liabilities.  The Company has no liability,
          --------------------------
indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with USGAAP), which individually or in the aggregate (i) has not been reflected in the Balance Sheet, or (ii) has not arisen in the ordinary course of business consistent with past practices since the date of the Balance Sheet.

      2.9 No Changes.  Since the date of the Balance Sheet, there has not been,
          ----------
occurred or arisen any:

          (a) transaction by the Company except in the ordinary course of business as conducted on that date and consistent with past practices;

          (b) amendments or changes to the Articles of Incorporation or Bylaws of the Company;

          (c) capital expenditure or commitment by the Company, either individually or in the aggregate, exceeding $25,000;

          (d) destruction of, damage to or loss of any material assets of the Company, or the loss of any material customers or material amounts of business (whether or not covered by insurance);

          (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

          (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

          (g) revaluation by the Company of any of its assets;

          (h) declaration, setting aside or payment of a dividend or other distribution with respect to the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its capital stock;

          (i) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company, of a bonus or other additional salary or compensation to any such person;

          (j) any agreement, contract, lease or commitment (each a "Company
                                                                    -------
Agreement") or any extension or modification the terms of any Company Agreement
---------
which (i) involves the payment of greater than $25,000 per annum or which extends for more than one year, (ii) involves any payment or obligation to any affiliate of the Company other than in the ordinary course of business as conducted on that date and consistent with past practices, or (iii) involves the sale of any material assets;

          (k) sale, lease, license or other disposition of any of the assets or properties of the Company, or any creation of any security interest in such assets or properties except in the ordinary course of business as conducted on that date and consistent with past practices;

          (l) amendment or termination of any material contract, agreement or license to which the Company is a party or by which it is bound;

          (m) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

          (n) waiver or release of any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company, except to the extent properly reserved on the Balance Sheet;

          (o) the commencement or notice or threat of commencement of any lawsuit or proceeding against, or investigation of, the Company or its affairs;

          (p) notice of any claim of ownership by a third party of the Company's Intellectual Property (as defined in Section 2.13 below) or notice of infringement by the Company of any third party's Intellectual Property rights;

          (q) issuance or sale by the Company of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

           (r) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property (as defined in Section 2.13 below) to the Company;

           (s) any event or condition of any character that has or may have a Material Adverse Effect on the Company; or

           (t) negotiation or agreement by the Company or any officer or employee thereof to do any of the things described in the preceding clauses (a) through (s) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

      2.10 Tax Matters.
           ------------

           (a) Definition of Taxes.  For the purposes of this Agreement, "Tax"
               -------------------                                        ---
or, collectively, "Taxes," means (i) any and all federal, state, local and
                   -----
foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

           (b) Tax Returns and Audits.
               ----------------------

               (i) The Company as of the Closing Date will have prepared and timely filed or made a timely request for extension for all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to the
 --------
Company or its operations, and such Returns are true and correct and have been completed in accordance with applicable law.

               (ii) The Company as of the Closing Date (A) will have paid or accrued all Taxes it is required to pay or accrue as shown on the Returns and
(B) will have withheld and timely remitted with respect to its employees all income taxes and other Taxes required to be withheld and remitted.

               (iii) The Company has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, assessed or proposed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

               (iv) No audit or other examination of any Return of the Company, is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

               (v) The Company has no liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against in accordance with USGAAP on the Balance Sheet, whether asserted or unasserted, contingent or otherwise.

               (vi) The Company has made available to Parent or its legal counsel, copies of all foreign, federal and state income and all state sales and use Returns filed for all years as to which any applicable statute of limitations has not expired.

               (vii) There is no mortgage, pledge, security interest or lien or other encumbrance (each a "Lien") of any sort on the assets of the Company the
                           ----
relating to or attributable to Taxes other than Liens for taxes not yet due and payable.

               (viii) The Principal Shareholders have no knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on any material assets of the Company.

               (ix) As of the Closing, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Company as an expense under Sections 162, 280G or 404 of the Code.

               (x) The Company is not a party to a tax sharing, indemnification or allocation agreement nor does the Company owe any amount under any such agreement.

               (xi) The Company uses the accrual method of accounting for income tax purposes and its tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Company's tax books and records.

      2.11 Restrictions on Business Activities.  There is no agreement
           -----------------------------------
(noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company or any Principal Shareholder is a party or otherwise binding upon the Company which has or may have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. The Company has not entered into any agreement under which the Company is restricted from providing services to customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

      2.12 Title to Properties; Absence of Liens and Encumbrances; Condition of
           --------------------------------------------------------------------
Equipment.
---------

           (a) The Company does not own any real property, nor has it ever owned any real property. Exhibit C sets forth a list of all real property currently
                    ---------
leased by the Company, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental or other fees payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default by the Company (nor an event which with notice or lapse of time, or both, would constitute a default by the Company), nor to the knowledge of the Company and the Principal Shareholders, is there, under any of such leases, any existing default or event of default by the other party to each of such leases (nor to the knowledge of the Company and the Principal Shareholders is there an event which with notice or lapse of time, or both, would constitute a default by the other party to each of such leases).

           (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in the Company Financials or in Exhibit C and except for liens for taxes not yet due and
                 ---------
payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

           (c) Exhibit C lists all material items of equipment (the "Equipment")
               ---------                                             ---------
owned or leased by the Company and such Equipment is, taken as a whole, (i) adequate for the conduct of the business of the Company as currently conducted and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear.

           (d) The Company has sole and exclusive ownership, free and clear of any Liens, of all customer files and other customer information relating to Company's current and former customers (the "Customer Information"). Other than
                                             --------------------
normal rights of Company's customers to their own information, no third party possesses any claims or rights with respect to use of the Customer Information.

      2.13 Intellectual Property.
           ---------------------

           (a) For the purposes of this Agreement, the following terms have the following definitions:

           "Intellectual Property" shall mean any or all of the following and
            ---------------------
all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all mask works, mask work registrations and applications therefor, and all other rights corresponding thereto throughout the world; (v) all industrial designs and any registrations and applications therefor throughout the world; (vi) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor throughout the world; (vii) all databases and data collections and all rights therein throughout the world; and (viii) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, and all documentation related to any of the foregoing throughout the world.

          "Intellectual Property of Company" shall mean any Intellectual
           --------------------------------
Property that: (i) is owned by or exclusively licensed to the Company, or (ii) which is necessary to the operation of the Company, including the design, manufacture and use of the products or performance of the services of the Company as it currently is operated or is reasonably anticipated to be operated in the future, but shall specifically not include any rights in or to materials created for clients as "work-made-for-hire" or which are subject to an exclusive
                        ------------------
assignment or license in favor of clients of the Company.

          (b) Exhibit C lists all of Company's United States and foreign: (i)
              ---------
patents, patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations related to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) mask work registrations and applications to register mask works; and (v) any other Intellectual Property of Company that is the subject of an application, certificate or registration filed with, issued by, or recorded by, any state, government or other public legal authority (all of the foregoing, the "Registered Intellectual Property").
 --------------------------------

          (c) Each item of Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees in connection with such Registered Intellectual Property have been made and all necessary documents and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property.

          (d) The contracts, licenses and agreements listed in Exhibit C include
                                                               ---------
all contracts, licenses and agreements, to which the Company is a party with respect to any Intellectual Property with a value or cost in excess of $10,000, other than "shrink wrap" and similar commercial end-user licenses.

          (e) The contracts, licenses and agreements listed in Exhibit C are in
                                                               ---------
full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination, or suspension of the contracts, licenses and agreements in Exhibit C. The Company is in compliance with, and has not
              ---------
breached any term of, the contracts, licenses and agreements listed in Exhibit
                                                                       -------
C, and, to the knowledge of the Company and the Principal Shareholders, all other parties to the contracts, licenses and agreements listed in Exhibit C are
                                                                  ---------
in compliance with, and have not breached any term of, such contracts, licenses and agreements.  Following the Closing Date, Sub will be permitted to exercise all of the Company's rights under the contracts, licenses and agreements listed in Exhibit C without the payment of any additional amounts or consideration
   ---------
other than ongoing fees, royalties or payments which the Company would otherwise be required to pay.

          (f) No person has any rights to use any of the Intellectual Property of the Company. The Company has not granted to any Person, or authorized any Person to retain, any rights in the Intellectual Property of Company.

          (g) The Company owns and has good and exclusive title to each item of Intellectual Property listed in Exhibit C, free and clear of any Lien; and the
                                ---------
Company owns, or has the right, pursuant to a valid Contract to use or operate under, all other Intellectual Property of the Company.

          (h) The operation of the business of the Company as it currently is conducted or is reasonably contemplated to be conducted, including its design, development, manufacture and sale of its products (including with respect to products currently under development) and provision of services, does not infringe or misappropriate the Intellectual Property of any other person, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition.

          (i) The Company has not received notice from any person that the operation of the business of the Company, including its design, development, manufacture and sale of its products (including with respect to products currently under development) and provision of its services, infringes or misappropriates the Intellectual Property of any person, violates the rights of any person (including rights to privacy or publicity), or constitutes unfair competition.

          (j) The Company owns or has the right to all Intellectual Property necessary to the conduct of its business as it currently is conducted including, without limitation, the design, development, manufacture and sale of all products currently manufactured or sold by the Company or under development by the Company and the performance of all services provided by the Company.

          (k) Exhibit C identifies specifically all contracts, licenses and
              ---------
agreements between the Company and any other person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to indemnify, hold harmless or otherwise assume or incur any obligation or liability with respect to the infringement by the Company or such other Person of the Intellectual Property rights of any other person.

          (l) There are no contracts, licenses and agreements between the Company and any other person with respect to Company Intellectual Property under which there is any dispute known to the Company or the Principal Shareholders regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company thereunder.

          (m) To the knowledge of the Company and the Principal Shareholders, no person is infringing or misappropriating any of the Intellectual Property of Company.

          (n) To the knowledge of the Company, there have been no claims asserted against the Company or against any customer of the Company, related to any product or service of the Company.

          (o) No Intellectual Property of Company or product or service of the Company is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the use or licensing thereof by the Company.

          (p) The Company has, and enforces, a policy requiring each employee and contractor to execute proprietary information and confidentiality agreements substantially in the Company's standard forms and all current and former employees and contractors of the Company have executed such an agreement.

          (q) No (i) product, service or publication of the Company, (ii) material published or distributed by the Company or (iii) conduct or statement of Company, constitutes obscene material, a defamatory statement or material, or violates any rights, including rights of publicity or privacy, of any person.

      2.14 Agreements, Contracts and Commitments.
           -------------------------------------

           (a) The Company does not have, or is not bound by:

               (i)    any collective bargaining agreement,

               (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations,

               (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

               (iv) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization,

               (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

               (vi)   any fidelity or surety bond or completion bond,

               (vii) any lease of personal property having a value individually in excess of $25,000,

               (viii) any agreement of indemnification or guaranty, other than as set forth in agreements listed in Exhibit C,
                                     ---------

               (ix) any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person,

               (x) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $25,000,

               (xi) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business,

               (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause
(viii) hereof,

               (xiii) any purchase order or contract for the purchase of materials involving $25,000 or more,

               (xiv)   any construction contracts,

               (xv) any distribution, joint marketing or development agreement, or

               (xvi) any other agreement, contract or commitment that involves $25,000 or more or is not cancelable without penalty within thirty (30) days.

           (b) The Company has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract, license or commitment to which it is a party, by which it benefits or by which it is bound (any such agreement, contract, license or commitment, a "Contract"), nor is the Company or any
                                    --------
Principal Shareholder aware of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Contract is in full force and effect and is not subject to any default thereunder by any party obligated to the Company pursuant thereto. The Company has obtained, or will obtain prior to the Closing Date, all necessary consents, waivers and approvals of parties to any Contract as are required thereunder in connection with the Merger so that all such Contracts will remain in effect without modification after the Closing.

      2.15 Interested Party Transactions.  No officer, director or Principal
           -----------------------------
Shareholder of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or
(iii) a beneficial interest in any Contract; provided, that ownership of no more than one per cent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this
                                    ----------------------
Section 2.15.

      2.16 Governmental Authorization.  Exhibit C accurately lists each consent,
           --------------------------   ---------
license, permit, grant or other authorization issued to the Company by a governmental entity (i) pursuant to which the Company currently operates or holds any interest in any of its properties or (ii) which is required for the operation of its business or the holding of any such interest (herein collectively called "Company Authorizations"). The Company Authorizations are
                     ----------------------
in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets.

      2.17 Litigation.  There is no action, suit or proceeding of any nature
           ----------
pending, or to the Company's or the Principal Shareholders' knowledge threatened, against the Company, its properties or any of its officers or directors, nor, to the knowledge of the Principal Shareholders, is there any reasonable basis therefor. There is no investigation pending or, to the Company's or Principal Shareholders' knowledge threatened, against the Company, its properties or any of its officers or directors (nor, to the knowledge of the Principal Shareholders, is there any reasonable basis therefor) by or before any governmental entity. No governmental entity has at any time challenged or questioned the legal right of the Company to manufacture, offer or sell any of its products or services in the present manner or style thereof.

      2.18 Accounts Receivable.
           -------------------

           (a) The Company has made available to Parent a list of all accounts receivable of the Company as of September 30, 1997 ("Accounts Receivable"),
                                                     -------------------
along with the number of days that has elapsed since each invoice.

           (b) All Accounts Receivable of the Company arose in the ordinary course of business, are carried at values determined in accordance with USGAAP consistently applied and are collectible except to the extent of reserves therefor set forth in the Balance Sheet. No person has any Lien on any of such Accounts Receivable and no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable.

      2.19 Minute Books.  The minutes of the Company made available to counsel
           ------------
for Parent are the only minutes of the Company and contain an accurate summary of all meetings of the Board of Directors (or committees thereof) of the Company and its shareholders or actions by written consent since the time of incorporation of the Company.

      2.20 Environmental Matters.
           ---------------------

           (a) Hazardous Material.  The Company has not: (i) operated any
               ------------------
underground storage tanks at any property that the Company has at any time owned, operated, occupied or leased; or (ii) illegally released any material amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PBS, asbestos, petroleum, and urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"), but excluding office and janitorial supplies properly and
 ------------------
safely maintained. No Hazardous Materials are present as a result of the deliberate actions of the Company or, to the Company's or Principal Shareholders' knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased, other than office and janitorial supplies properly and safely maintained.

           (b) Hazardous Materials Activities.  The Company has not transported,
               ------------------------------
stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has either the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials Activities") in
                                             ------------------------------
violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

           (c) Permits. The Company currently holds all environmental approvals,
               -------
permits, licenses, clearances and consents (each an "Environmental Permit")
                                                     --------------------
necessary for the conduct of the Company's Hazardous Material Activities and other businesses of the Company as such activities and businesses are currently being conducted.

           (d) Environmental Liabilities.  No action, proceeding, revocation
               -------------------------
proceeding, amendment procedure, writ, injunction or claim is pending, or to the Principal Shareholders' knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. The Principal Shareholders are not aware of any fact or circumstance which could involve the Company in any environmental litigation or impose upon the Company any environmental liability.

      2.21 Brokers' and Finders' Fees; Third Party Expenses. The Company has not
           ------------------------------------------------
incurred, nor will it incur, directly or indirectly, any liability for brokers' or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby. Exhibit C sets forth
                                                            ---------
the principal terms and conditions of any agreement, written or oral, with respect to such fees. Exhibit C sets forth the Company's current reasonable
                       ---------
estimate of all third party
expenses expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

     2.2  Employee Benefit Plans and Compensation.
          ---------------------------------------

          (a) For purposes of this Section 2.22, the following terms shall have the meanings set forth below:

               (i)    "Employee Plan" shall refer to any plan, program, policy,
                       -------------
practice, contract, agreement or other arrangement providing for bonuses, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, any plan which is or has been maintained, contributed to, or required to be contributed to, by the Company for the benefit of any "Employee"
                                                                      --------
(as defined below), and pursuant to which the Company has or may have any material liability, contingent or otherwise; and

               (ii)   "Employee" shall mean any current, former, or retired
                       --------
employee, officer, or director of the Company.

               (iii)  "Employee Agreement" shall refer to each employment,
                       ------------------
severance, consulting or similar agreement or contract between the Company and any Employee;

          (b)  Schedule.  Exhibit C contains an accurate and complete list of
               --------   ---------
each Company Employee Plan and each Employee Agreement, together with a schedule of all liabilities, whether or not accrued, under each such Company Employee Plan. The Company does not have any plan or commitment, whether legally binding or not, to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

          (c)  Documents.  The Company has provided to Parent: (i) correct and
               ---------
complete copies of all documents embodying each Employee Plan and each Employee Agreement including all amendments thereto and copies of all forms of agreement and enrollment used therewith; (ii) the most recent annual actuarial valuations, if any, prepared for each Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iv) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Employee Plan; (v) all IRS determination letters and rulings relating to Company Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any Company
                                          ---
Employee Plan; (vi) if the Employee Plan is funded, the most recent annual and periodic accounting of Employee Plan assets; and (vii) all communications material to any Employee or Employees relating to any Employee Plan and any proposed Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to the Company.

          (d)  Employee Plan Compliance.  (i) The Company has performed all
               ------------------------
obligations required to be performed by them under each Employee Plan and each Employee Plan has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including ERISA and the Code; (ii) no "prohibited transaction,"
                                                    ----------------------
within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Employee Plan; (iii) there are no actions, suits or claims pending, or, to the knowledge of the Company or the Principal Shareholders threatened or anticipated (other than routine claims for benefits) against any Employee Plan or against the assets of any Employee Plan; (iii) each Employee Plan can be amended, terminated or otherwise discontinued after the Closing Date in accordance with its terms, without liability to the Company, Parent or Sub (other than ordinary administration expenses typically incurred in a termination event); (iv) there are no inquiries or proceedings pending or, to the knowledge of the Company or any Principal Shareholders threatened by the IRS or DOL with respect to any Company Employee Plan; and (v) the Company is not subject to any penalty or tax with respect to any Company Employee Plan under
Section 402(i) of ERISA or Section 4975 through 4980 of the Code.

          (e)  Pension Plans.  The Company does not now, nor has it ever,
               -------------
maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

          (f)  Multiemployer Plans. At no time has the Company contributed to or
               -------------------
been requested to contribute to any Multiemployer Plan.

          (g)  No Post-Employment Obligations.  No Company Employee Plan
               ------------------------------
provides, or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and the Company has not represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

          (h)  No Conflicts.  The execution of this Agreement and the
               ------------
consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

          (i)  Employment Matters.  The Company (i) is in compliance with all
               ------------------
applicable laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

          (j)  Labor.  No work stoppage or labor strike against the Company is
               -----
pending, or to the knowledge of the Company and the Principal Shareholders, threatened. The Company is not involved in or threatened with any labor dispute, grievance, or litigation relating to labor, safety, discrimination, or harassment matters involving any Employee, including, without limitation, charges of unfair labor practices, discrimination, or harassment complaints, which, if adversely determined, would, individually or in the aggregate, result in liability to the Company, Parent or Sub. The Company has not engaged in any unfair labor practices which could, individually or in the aggregate, directly or indirectly result in a liability to the Company, Parent or Sub. The Company is not presently, or has in the past, been a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

     2.23 Insurance.  Exhibit C lists all insurance policies and fidelity bonds
          ---------   ---------
covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company are otherwise in compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company and the Principal Shareholders have no knowledge of any threatened termination of, or premium increase with respect to, any of such policies.

     2.24 Compliance with Laws.  The Company has complied with, are not in
          --------------------
violation of, and have not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

     2.25 Backlog Report.  The Company has provided to Parent a detailed and
          --------------
accurate list of all orders booked but not yet completed, giving the status of each order as of a recent date. The backlog report is attached to Exhibit C
                                                                   ---------
hereto.

     2.26 Warranties; Indemnities.  Exhibit C sets forth a summary of all
          -----------------------   ---------
warranties and indemnities relating to products sold or services rendered by the Company, and no warranty or indemnity has been given by the Company which differs therefrom. Exhibit C also indicates all warranty and indemnity claims
                    ---------
in excess of $25,000 made against the Company.

     2.27 Complete Copies of Materials.  The Company has delivered or made
          ----------------------------
available true and complete copies of each document (or summaries of same) that has been requested by Parent or its counsel.

     2.28 Representations Complete.  None of the representations or warranties
          ------------------------
made by the Company or the Principal Shareholders (as modified by the Exhibit
                                                                      -------
C), nor any statement made in Exhibit C or any certificate furnished by the
                              ---------
Company or the Principal Shareholders pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the Company Shareholders in connection with soliciting their consent to this Agreement and the Merger, contains or will contain at the Closing, any untrue statement of a material fact, or omits or will omit at the Closing to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

     2.29 Business Plan.  The Company has provided to Parent a current business
          -------------
plan for the Company's planned operations during the twelve months following the Closing Date which includes, without limitation, a description of the Company's capital requirements, staffing needs, and a pro forma income statement. The Company used reasonable care in preparing such business plan, and the assumptions and projections therein are reasonable. The business plan is set forth as Exhibit E hereto.
         ---------

     2.30 Principal Shareholder Investment Representations.  Each Principal
          ------------------------------------------------
Shareholder, severally and not jointly, hereby makes all of the representations and warranties set forth in Section 1 of the Shareholder Certificate attached hereto as Exhibit G as if such representations and warranties were set forth in
          ---------
full herein.


                                  ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

     Parent and Sub represent and warrant to the Company as follows:

     3.1  Organization, Standing and Power.  Parent is a corporation duly
          --------------------------------
organized, validly existing and in good standing under the laws of the State of Utah. Sub is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Each of Parent and Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the ability of Parent and Sub to consummate the transactions contemplated hereby.

     3.2  Authority; Consents.  Parent and Sub have all requisite corporate
          -------------------
power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by Parent and Sub and constitutes the valid and binding obligations of Parent and Sub, enforceable in accordance with its terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The execution and delivery of this Agreement by Parent and Sub does not, and, as of the Closing, the consummation of the transactions contemplated hereby and thereby will not, Conflict with (i) any provision of the respective Articles of Incorporation or Bylaws of Parent or Sub or (ii) any agreement or instrument, permit, judgment, statute, law, rule or regulation applicable to Parent or Sub. No consent, waiver, approval, or registration, declaration or filing with, any Governmental Entity or any third party is required by or with respect to any of the Parent or Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     3.3  Capital Structure
          -----------------

          (a) The authorized stock of Parent consists of 100,000,000 shares of Common Stock, $.001 par value, of which 70,807,970 shares were issued and outstanding as of October 10 1997 and 38,188,501 shares of Preferred Stock, $.001 par value, of which 18,678,500 shares are designated Series A Preferred Stock, 18,518,500 of which are issued and outstanding, and 9,310,001 shares are designated Series B Preferred Stock, all of which are issued and outstanding, and 10,200,000 shares are designated Series C Preferred Stock, 8,454,580 of which are issued and outstanding. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. Parent has also reserved (i) 3,900,000 shares of Common Stock for issuance to employees and consultants pursuant to Parent's 1996 Stock Option Plan and the 1996 Equity Compensation Plan, (ii) 160,000 shares of Series A Preferred Stock, 2,113,647 shares of Series C Preferred Stock and 154,167 shares of Common Stock for issuance upon the exercise of outstanding warrants to purchase Series A Preferred Stock, Series C Preferred Stock, and Common Stock, respectively (the "Warrant Stock"), (iii) 2,327,814 shares of Common Stock for issuance upon
--------------
conversion of the Warrant Stock, (iv) 1,000,000 shares of Common Stock for issuance upon the exercise of warrants issued or outstanding warrants to purchase issuable pursuant to the Company's Affiliate Warrant Program or otherwise issued, and (v) 24,000,000 shares of Common Stock for issuance under the Company's 1997 Acquisition Stock Option Plan. Except for stock bonuses in connection with completed acquisitions and options, stock and stock bonuses to be issued in connection with several potential acquisitions, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Parent is a party or by which it is bound obligating Parent to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Parent or obligating Parent to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

          (b) The shares of Parent Common Stock to be issued pursuant to the Merger, when issued as contemplated hereby, will be duly authorized, validly issued, fully paid and non-assessable.

     3.4  Brokers' and Finders' Fees. The Parent has not incurred, nor will it
          --------------------------
incur, directly or indirectly, any liability for brokers' or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.5  Complete Copies of Materials.  Parent has delivered or made available
          ----------------------------
true and complete copies of each document (or summaries of same) that has been requested by the Company, the Principal Shareholders, or their respective counsel.

     3.6  Parent Financial Statements.  Parent has provided to the Company
          ---------------------------
certain financial statements of Parent as of the date of the last audited period and any subsequent quarter for which unaudited financial statements are available (the "Parent Financials"). The Parent Financials are correct in all
                -----------------
material respects and have been prepared in accordance with USGAAP applied on a basis consistent throughout the periods indicated and consistent with each other. The Parent Financials present fairly in all material respects the financial condition, operation results and cash flows of the Parent on a consolidated basis as of the dates and during the periods indicated therein, subject in the case of the unaudited financial statements to normal year-end adjustments, which will not be material in amount or significance.

     3.7  Litigation.  There is no action, suit or proceeding of any nature
          ----------
pending, or to the Parent's knowledge threatened, against the Parent, its properties or any of its officers or directors arising out of the operations of the business of Parent or its subsidiaries, nor, to the knowledge of Parent, is there any reasonable basis therefor. There is no investigation pending or, to the Parent's knowledge threatened, against the Parent, its properties or any of its officers or directors arising out of the operations of the business of Parent or its subsidiaries (nor, to the knowledge of the Parent, is there any reasonable basis therefor) by or before any government entity. No Governmental Entity has at any time challenged or questioned the legal right of the Parent to manufacture, offer or sell any of its products or services in the present manner or style thereof.


                                  ARTICLE IV

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1  Conduct of Business of the Company.  During the period from the date
          ----------------------------------
of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practice and policies to preserve intact the Company's present business organization, keep available the services of present officers and key employees and preserve relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired the Company's goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of business of the Company and any material event involving the Company. Except as expressly contemplated by this Agreement, the Company shall not, without the prior written consent of Parent:

          (a) Enter into any commitment or transaction not in the ordinary course of business or any commitment or transaction of the type described in
Section 2.9 hereof;

          (b) Transfer to any person or entity any rights to the Intellectual Property of the Company, other than as reasonably necessary in the ordinary course of business and consistent with past practices in rendering services to customers;

          (c) Enter into or amend any agreements pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products of the Company;

          (d) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in Exhibit C;
                      ---------

          (e)  Commence any litigation;

          (f) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor);

          (g) Issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

          (h) Cause or permit any amendments to its Articles of Incorporation or Bylaws;

          (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business;

          (j) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business and consistent with past practices;

          (k) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

          (l) Grant any loans to others or purchase debt securities of others or amend the terms of any outstanding loan agreement, except in the ordinary course of business and consistent with past practices;

          (m) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to standard written agreements outstanding on the date hereof;

          (n) Adopt or amend any employee benefit plan, or enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees;

          (o) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

          (p) Take any action which could jeopardize the tax-free reorganization hereunder;

          (q) Pay, discharge or satisfy, in an amount in excess of $10,000 (in any one case) or $25,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Financial Statements (or the notes thereto);

          (r) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (s) Enter into any strategic alliance or joint marketing arrangement or agreement;

          (t) Hire any new employee, terminate the employment of any existing employee, add any new consultant or contractor (or group of such consultants or contractors) with annual compensation in excess of $5,000, terminate the relationship with any existing consultant or contractor, or fail to take any of the aforementioned actions if requested by Parent; or

          (u) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (t) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

     4.2  No Solicitation.  Until the earlier of the Effective Time or the date
          ---------------
of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, neither the Company nor any of the Principal Shareholders will (nor will the Company permit any of the Company's officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, conduct discussions with or engage in negotiations with any person, relating to the possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets,
(b) provide information with respect to it to any person, other than Parent, relating to the possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets, (c) enter into an agreement with any person, other than Parent, providing for the acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets or
(d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets by any person, other than by Parent. In addition to the foregoing, if the Company or any Principal Shareholder receives prior to the Effective Time or the termination of this Agreement any offer or proposal relating to any of the above, the Company or such Principal Shareholder, as applicable, shall immediately notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request.


                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     5.1  Parent's Right of First Refusal.  From and after the Closing Date,
          -------------------------------
each Principal Shareholder agrees to abide by the terms of the Parent's right of first refusal set forth in Section 4 of the Shareholder Certificate attached hereto as Exhibit G as if such right of first refusal were set forth in full
          ---------
herein.

     5.2  Market Standoff Agreement.  From and after the Closing Date, each
          -------------------------
Principal Shareholder agrees to abide by the covenants set forth in the market standoff agreement in Section 2 of the Shareholder Certificate attached hereto as Exhibit G as if such covenants were set forth in full herein.
   ---------

     5.3  Restriction on Competition.
          --------------------------

          (a)  Restricted Activities.  For a period of three (3) years beginning
               ---------------------
on the Closing Date, no Principal Shareholder shall:

               (i) engage in, including as an employee, consultant or otherwise, or own any interest (except as a passive investor of less than five percent (5%) of total debt and equity) in any business or other activity that would compete with the Parent's; or

               (ii) divert or attempt to divert any existing or prospective business or customers of the Parent (including any affiliates of the Parent) to any other person or entity, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with the Parent or its affiliates; or

               (iii) solicit any person for employment who is at that time already employed by Parent or any of its affiliates, or otherwise directly or indirectly induce or seek to induce such person to leave his or her employment.

          (b)  Scope of Restriction.
               --------------------

               (i) This Section shall apply in the Standard Metropolitan Statistical Area where the Company is located.

               (ii) In the event that any other provision of this Section 5.3 or the application of any such provision shall be held to be prohibited or unenforceable in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability. The remaining provisions of this covenant to refrain from competition shall remain in full force and effect, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall use their best efforts to replace the provision that is contrary to law with a legal one approximating to the extent possible the original intent of the parties.

               (iii) In the event that a Principal Shareholder, who also is a New Employee, is terminated from employment by Parent without cause at any time within three (3) years of the Closing Date, then the term of the restrictions imposed by this Section 5.3 shall be reduced to six (6) months and that terminated Principal Shareholder/New Employee shall receive severance benefits from Parent equal to six (6) months' salary and employee benefits. For the purposes solely of this Agreement, "cause" for a Principal Shareholder's
                                    -----
termination shall exist at any time upon the occurrence of any of the following events:

                      (A) acts of dishonesty by the Principal Shareholder related to the Company, the Surviving Corporation or the Parent;

                      (B) gross negligence or willful malfeasance by the Principal Shareholder in the performance of his duties;

                      (C) willful disregard of, or failure to follow written instructions from, Parent's officers or board of directors to do any legal act related to the Company's business;

                      (D) the Principal Shareholder's conviction of a crime relating to his employment, or of any felony;

                      (E) physical or mental disability of the Principal Shareholder which prevents performance of his duties for a consecutive period of at least 120 days, or at least 150 days in a period of 200 days; or

                      (F)     death of the Principal Shareholder.

     5.4  Confidentiality.  Each of the parties hereto hereby agrees to keep
          ---------------
such information or knowledge obtained pursuant to the negotiation and execution of this Agreement, or the effectuation of the transactions contemplated hereby, confidential; provided, however, that the foregoing shall not apply to information or knowledge which (a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) has been approved for use or disclosure by the other party (in writing), (c) is or becomes generally known to the public and did not become so known through any violation of law or this Agreement by the non-disclosing party, (d) is later lawfully acquired by such party from other sources, (e) is required to be disclosed by order of court or government agency after seeking any reasonably available protection against general disclosure or (f) which is disclosed in the course of any litigation between any of the parties hereto; it being understood that the parties may disclose relevant information and knowledge to their respective employees and agents on a "need to know" basis, provided that the parties cause such employees and agents to treat such information and knowledge confidentially.

     5.5  Expenses.  Whether or not the Merger is consummated, all fees and
          --------
expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

     5.6  Public Disclosure.  Unless otherwise required by law or any applicable
          -----------------
rule of a stock exchange or quotation system upon which a party's securities are listed (or are intended to be listed), prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by the Company or the Principal Shareholders unless approved by Parent prior to release, provided that such approval shall not be unreasonably withheld.

     5.7  Post-Closing Employment of Company Employees.
          --------------------------------------------

          (a) Company shall terminate the employment of each employee of Company on and as of the Effective Time. Parent will hire at the Effective Time, on an "at will" basis and subject to Parent's terms, conditions and policies of employment each person who is employed by Company and whose employment is terminated by Company at the Effective Time pursuant to the foregoing sentence. Nothing contained in this Section is intended or shall be deemed to (a) require Parent to employ such persons for any fixed or pre-determined time after the Effective Time, or (b) confer upon any employee of Company, past, present, or future, any rights of employment of any nature, it being understood and agreed that the provisions of this Section are intended to set forth an agreement among Parent and Company, and are not intended to benefit any persons not party to this Agreement, including such employees. Parent and Company hereby agree to adopt the alternate procedure of Rev. Proc. 96-60 for purposes of employer payroll withholding.

          (b)  In connection with hiring the Company's employees (the "New
                                                                       ---
Employees") as set forth in Section 5.7(a) above, Parent shall grant to such New
---------
Employees incentive stock options

(to the extent permissible under tax law) to purchase Parent Common Stock in an aggregate number equal to the number of shares paid as the Original Purchase Price. Such incentive stock options shall be issued to the New Employees, and in the amounts, requested by the Company in writing at the Effective Time. The exercise price of each option shall be the fair market value of the Common Stock subject to such option at the Effective Time as determined in good faith and authorized by the Board of Directors of the Parent. Such options shall not be exercisable at the date of grant, but shall become exercisable as to one-thirty-sixth (1/36) of the shares subject to such option each month after the Agreement Date, provided, however, that no option shall become exercisable with respect to any shares at any time following the date that the New Employee to whom the option was granted ceases to be an employee or consultant of the Parent (an "Employee Termination"), and provided further that the term of any such option
 --------------------
shall expire if not exercised, and to the extent not exercisable, ninety (90) days after the date of the Employee Termination. Accordingly, any New Employee who receives an option must exercise it (but only to the extent then exercisable), if at all, within ninety (90) days after an Employee Termination. Notwithstanding the foregoing, in the event of any Employee Termination due to the death or disability of the New Employee, the New Employee or his estate shall have twelve (12) months to exercise the option to the extent it was exercisable on the date of the Employee Termination; thereafter, the option shall terminate as to any unexercised portion. Each new Employee receiving such a stock option will be required to acknowledge that (a) New Employee may be taxed under the Code on the difference between the fair market value of shares purchased pursuant to any exercised option less the exercise price paid on the date of any such exercise and that the Parent may withhold any applicable taxes from New Employee's regular pay or, if insufficient, that New Employee will make any required withholding payment to the Parent, (b) that there may be state or local tax due upon exercise of the option, and (c) that any such tax is the obligation of the New Employee and not the Parent. The terms of the options as described in this paragraph are subject to the terms of the form of option agreement attached hereto as Exhibit F.
                             ---------

          (c) Also in connection with hiring the New Employees, Parent agrees to issue to each such New Employee who receives an option described in Section 5.7(b) above a bonus payable in Parent Common Stock (the "Stock Bonus") equal to
                                                          -----------
the aggregate exercise price of the options. The Stock Bonus shall be, as to each New Employee, for such number of shares of Parent Common Stock as shall be equal, on the date paid, and in the good faith judgment of the Parent's Board of Directors, to the aggregate exercise price of the exercisable portion of the option granted to the New Employee described in the foregoing paragraph. The Stock Bonus shall be granted to such New Employee on the earlier of: (i) in the event that the New Employee's employment by Parent or any wholly owned subsidiary of Parent terminates on or before the date five years subsequent to the Agreement Date, on the date of such termination, (ii) if on the date three years subsequent to the Agreement Date the Parent shall have a class of equity securities that has been publicly traded on a national exchange or quotation system for at least 180 days, then on such date three years subsequent to the Agreement Date, (iii) in the event that on the date three years subsequent to the Agreement Date the Parent shall not have a class of equity securities that has been publicly traded on a national securities exchange or quotation system for at least 180 days, then on the first business day after the date three years subsequent to the Agreement Date that the Parent shall have a class of equity securities that has been publicly traded on a national securities exchange or quotation system for 180 days, and (iv) the date five years subsequent to the Agreement Date. Each New Employee receiving such a stock bonus will be required to acknowledge that (a) there may be federal, state or local tax due upon receipt of the Stock Bonus, (b) Parent may withhold any applicable taxes from New Employee's regular pay or, if insufficient, that New Employee will make any required withholding payment to Parent, and (c) any such tax is the obligation of the New Employee and not the Parent.

          (d)  In addition to the stock option (the "Original Option") and Stock
                                                     ---------------
Bonus described in subsections (b) and (c) of this Section, in the event that any additional shares of Parent's Common Stock are issued pursuant to the Purchase Price Adjustment provisions of Section 1.10, an additional option, in form and substance substantially similar to the Original Option (but with an exercise price determined based on the date of issuance) (the "Additional
                                                               ----------
Option"), and an additional stock bonus commitment (the "Additional Stock
------                                                   ----------------
Bonus") proportionate to the Additional Option, in form and substance
-----
substantially similar to that described in paragraph (c) of this Section, shall be issued by the Parent. The number of shares subject to any such Additional Option shall be calculated by taking the number of shares issued pursuant to such Purchase Price Adjustment provisions multiplied by three (3). Such Additional Options shall be issued to such employees of Parent or Sub as are reasonably acceptable to the board of directors of Parent and are requested in writing promptly after any Adjustment Date by the board of directors of Sub. For each recipient, the number of shares granted in the Additional Stock Bonus shall be proportionate to the Additional Option. Any such Additional Options and Additional Stock Bonuses shall be granted at the next regularly scheduled meeting of the Parent's board of directors following the date of any Purchase Price Adjustment pursuant to Section 1.10.

     5.8  Access to Information.  The Company shall afford Parent and its
          ---------------------
accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of the Company's properties, books, contracts, commitments and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company as Parent may reasonably request. The Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 5.8 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     5.9  Consents.  The Company shall use its best efforts to obtain the
          --------
consents, waivers and approvals under any of the Contracts as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in Exhibit C) so as to preserve all rights of, and benefits to, the
         ---------
Company thereunder.

     5.10 FIRPTA Compliance.  On the Closing Date, the Company shall deliver to
          -----------------
Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation
Section 1.1445-2(c)(3).

     5.11 Best Efforts.  Subject to the terms and conditions provided in this
          ------------
Agreement, each of the parties hereto shall use its best efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its affiliates or of the Company or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

    5.12  Notification of Certain Matters.  The Company shall give prompt notice
          -------------------------------
to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company or the Principal Shareholders and Parent, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.12 shall not limit or otherwise affect any remedies available to the party receiving such notice.

     5.13 Section 368 Compliance.  From and after the Effective Time, neither
          ----------------------
Parent, Sub, or the Company shall take any action that will cause the Merger not to be treated as a reorganization within the meaning of Section 368 of the Code.

     5.14 Parent Policies.  The Company and Principal Shareholders acknowledge
          ---------------
that Parent has implemented policies regarding the operation of subsidiary entities such as the Company will be following the Merger. The Company and Principal Shareholders acknowledge and agree that such policies, or any such amended or replacement policies that are reasonably similar in scope, nature or effect, are anticipated to be in place following the Merger, and the Company and Principal Shareholders hereby indicate their intention to act in substantial compliance with all such policies. Such policies shall not provide for Parent overhead allocations from Parent to Company or Sub, unless otherwise agreed in advance by the parties.

     5.15 Fairness Hearing; Unwind; Company Share Approval.  As promptly as
          ------------------------------------------------
practicable after the execution of this Agreement, Parent shall seek to obtain a permit from the Commissioner of the Department of Corporations of the State of California (after a hearing before such Department) pursuant to Section 25113 of the California Corporations Code with respect to the issuance of the Merger Consideration, so that the issuance of Parent Common Stock in the Merger shall be exempt from registration under Section 3(a)(10) of the Securities Act.

     As promptly as practicable after the execution of this Agreement and at such time as Parent may request so as not to interfere with the permit application process described above or the Section 3(a)(10) exemption, the Company shall submit this Agreement and the transactions contemplated hereby to its shareholders for approval and adoption as provided by California Law and its Articles of Incorporation and Bylaws. The Company shall use its best efforts to solicit and obtain the consent of the Company sufficient to approve the Merger and this Agreement and to enable the Closing to occur as promptly as practicable. The materials submitted to the Company's shareholders shall be subject to review and approval by Parent (which approval shall not be unreasonably withheld) and include information regarding the Company, the terms of the Merger and this Agreement and the recommendation of the Board of Directors of the Company in favor of the Merger and this Agreement.

     5.1  Guaranties.  The parties shall use commercially reasonable efforts to
          ----------
cause to be terminated the guaranties executed by Principal Shareholders pursuant to which any Principal Shareholder guarantees obligations or indebtedness of the Company.

                                  ARTICLE VI

                           CONDITIONS TO THE MERGER

     6.1  Conditions to Obligations of Each Party to Effect the Merger.  The
          ------------------------------------------------------------
respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a)  No Injunctions or Restraints; Illegality.  No temporary
               ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

          (b)  Litigation.  There shall be no action, suit, claim or proceeding
               ----------
of any nature pending, or overtly threatened, against the Parent, Sub or the Company, their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Merger or the other transactions contemplated by the terms of this Agreement.

     6.2  Additional Conditions to Obligations of Company.  The obligations of
          -----------------------------------------------
the Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a)  Representations, Warranties and Covenants.  The representations
               -----------------------------------------
and warranties of Parent and Sub in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time and each of Parent and Sub shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Effective Time.

          (b)  Certificate of the Parent.  Company shall have been provided with
               -------------------------
a certificate executed on behalf of the Parent by its President to the effect that, as of the Effective Time:

               (i) all representations and warranties made by the Parent and Sub in this Agreement are true and correct in all material respects;

               (ii) all covenants and obligations of this Agreement to be performed by the Parent on or before such date have been so performed in all material respects.

          (c)  Claims.  There shall not have occurred any claims (whether or not
               ------
asserted in litigation) which may materially and adversely affect the consummation of the transactions contemplated hereby or the business, assets (including intangible assets), financial condition or results of operations of the Parent, taken as a whole.

          (d)  No Material Adverse Changes.  There shall not have occurred any
               ---------------------------
material adverse change in the business, assets (including intangible assets), financial condition, results of operations of the Parent, taken as a whole since the date of the most recent balance sheet in the Parent Financials.

     6.3  Additional Conditions to the Obligations of Parent and Sub.  The
          ----------------------------------------------------------
obligations of Parent and Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

          (a)  Representations, Warranties and Covenants.  The representations
               -----------------------------------------
and warranties of the Company and the Principal Shareholders in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of the Effective Time and the Company shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Effective Time.

          (b)  Certificate of the Company and Principal Shareholders.  Parent
               -----------------------------------------------------
shall have been provided with a certificate executed by the Principal Shareholders and executed on behalf of the Company by its Chief Executive Officer to the effect that, as of the Effective Time:

               (i) all representations and warranties made by the Company and the Principal Shareholders in this Agreement are true and correct in all material respects; and

               (ii) all covenants and obligations of this Agreement to be performed by the Company on or before such date have been so performed in all material respects.

          (c)  Claims.  There shall not have occurred any claims (whether or not
               ------
asserted in litigation) which may materially and adversely affect the consummation of the transactions contemplated hereby or may have a Material Adverse Effect.

          (d)  Third Party Consents.  Any and all consents, waivers, and
               --------------------
approvals listed in Exhibit C shall have been obtained.
                    ---------

          (e)  Shareholder Certificate.  Each of the Company Shareholders shall
               -----------------------
have executed and delivered to Parent a Shareholder Certificate in the form attached hereto as Exhibit G.
                   ---------

          (f)  No Material Adverse Changes.  There shall not have occurred any
               ---------------------------
material adverse change in the business, assets (including intangible assets), results of operations, liabilities (contingent or accrued), financial condition or prospects of the Company since the date of the Balance Sheet.

          (g)  Securities Law Compliance.  Parent shall have received a permit
               -------------------------
from the California Commissioner of Corporations as described in Section 5.1 hereof, or, if after having made application for such permit, such permit is denied, Parent shall otherwise be able to issue the Parent Common Stock that comprises part of the Merger Consideration in compliance with the Securities Act and the rules and regulations thereunder.

          (h)  Company Shareholder Approval.  Each of the Company Shareholders
               ----------------------------
shall have approved this Agreement and the Merger and the transactions contemplated thereby, and no Company Shareholder shall have exercised, or have any continuing right to exercise, appraisal, dissenters' or similar rights by virtue of the Merger.

          (i)  Convergence Partners.  The Company shall have received from
               --------------------
Convergence Partners a binding agreement or receipt acknowledging payment in full satisfaction of any and all obligations owed by the Company to Convergence Partners under the agreement dated February 13, 1996 between the Company and Convergence Partners, as amended.

          (j)  Termination of Stockholders Agreement.  The Company and its
               -------------------------------------
shareholders shall have terminated the Stock Purchase and Stockholders Agreement dated as of June 30, 1995 among them, and the Company shall have received waivers of preemptive rights with respect to all issuances of Company securities on or prior to the Closing Date.


                                  ARTICLE VII

              SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

     7.1  Survival of Representations and Warranties .  All of the Company=s and
          ------------------------------------------
the Principal Shareholders' representations and warranties in this Agreement or in any instrument delivered pursuant hereto shall terminate on the date eighteen
(18) months subsequent to the Effective Time; provided, however, that the representations and warranties relating or pertaining to any Tax or Returns related to such Tax set forth in Section 2.10 hereof or relating to environmental laws or matters set forth in Section 2.20 hereof, shall survive until ninety (90) days following the expiration of all applicable statutes of limitations, or extensions thereof, governing each Tax or Returns related to such Tax or environmental laws or matters. All of the Parents' and Sub=s representations and warranties contained herein or in any instrument delivered pursuant to this Agreement shall terminate on the date eighteen (18) months subsequent to the Effective Time.

7.2  Escrow Arrangements; Setoff.
     ----------------------------

          (a)  Escrow Fund; Setoff from Purchase Price Adjustments.  As partial
               ---------------------------------------------------
security for the indemnity provided for in Section 7.3 and the Purchase Price Adjustments provided for in Section 1.10, (i) at the Effective Time, the Company Shareholders will be deemed to have received and deposited with the Escrow Agent (as defined in Section 1.6(d)(ii) above) the Escrow Amount (plus any additional shares that may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time) without any act of any Company Shareholder. On and after the Effective Time, the Escrow Amount shall form an escrow fund (the "Escrow Fund") to be governed by the terms set
                                -----------
forth herein at Parent=s cost and expense. The Escrow Agent may execute this Agreement following the date hereof and prior to the Effective Time, and such later execution, if so executed after the date hereof, shall not affect the binding nature of this Agreement as of the date hereof between the other signatories hereto. The portion of the Escrow Amount contributed on behalf of each Company Shareholder shall be the pro rata amount calculated pursuant to
Section 1.6(a) of this Agreement.

          (b)  Escrow Period; Distribution upon Termination of Escrow Periods.
               --------------------------------------------------------------
Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., Pacific Time, on the date of the first anniversary of the Effective Time (the "Escrow Period"), at which time all shares and amounts therein shall be released
 -------------
and delivered to the Company Shareholders; provided, however, that if at such time there are any claims that have been identified in Officer's Certificates (as defined below) and which remain unresolved, in which case an amount equal to the aggregate dollar amount of such claims (as shown in said Officer's Certificates) shall be retained by the Escrow Agent in the Escrow Fund pending the resolution of such claims, and the balance, if any, delivered to the Company Shareholders. As soon as all such unresolved claims have been resolved, the Escrow Agent shall deliver to the Company Shareholders the remaining portion of the Escrow Fund not required to satisfy such claims. Deliveries of Escrow Amounts to the Company Shareholders pursuant to this Section 7.2(b) shall be made in proportion to their respective original contributions to the Escrow Fund, with appropriate adjustments to account for the exemptions from certain indemnity claims provided for by Section 7.3(i).

          (c)  Protection of Escrow Fund.
               -------------------------

               (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

               (ii) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split) ("New Shares") in respect of Parent Common Stock in the Escrow Fund which
         ----------
have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the record holders thereof. Cash dividends on Parent Common Stock shall not be added to the Escrow Fund but shall be distributed to the record holders thereof.

               (iii) Each Company Shareholder shall have voting rights with respect to the shares of Parent Common Stock contributed to the Escrow Fund by such Company Shareholder (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Stock).

          (d)  Claims Upon Escrow Fund.
               -----------------------

               (i) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Parent (an Officer=s Certificate"): (A) stating that Parent has paid or accrued Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Section 7.2(e) hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, cash or shares of Parent Common Stock (at the election of Parent) held in the Escrow Fund in an amount equal to such Losses.

          (e)  Objections to Claims.  At the time of delivery of any Officer=s
               --------------------
Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Shareholder Representative and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Parent of any Escrow Amounts pursuant to Section 7.2(d) hereof unless the Escrow Agent shall have received written authorization from the Shareholder Representative to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of the Escrow Amount from the Escrow Fund in accordance with Section 7.2(d) hereof, provided that no such payment or delivery may be made if the Shareholder Representative shall object in a written statement to the claim made in the Officer=s Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

          (f)  Disposition of Escrow Fund After Objection.  If the Shareholder
               ------------------------------------------
Representative objects to the claim made in an Officer's Certificate, Escrow Agent shall distribute that portion of the Escrow Fund covered by the claim to which the Shareholder Representative has objected only in accordance with (i) joint written instructions of Parent and the Shareholder Representative or (ii) a final non-appealable court order or arbitrators' judgment.

          (g)  Shareholder Representative.
               --------------------------

               (i) In the event that the Merger is approved, effective upon such vote, and without further act of any shareholder, Nicholas Rothenberg shall be appointed as agent and attorney-in-fact (the "Shareholder Representative")
                                                 --------------------------
for each Company Shareholder, for and on behalf of shareholders of the Company, to give and receive notices and communications, to authorize delivery to Parent of payments from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholder Representative for the accomplishment of the foregoing. Such agency may be changed by the Company Shareholders from time to time upon not less than thirty (30) days prior written notice to Parent; provided that the Shareholder Representative may not be removed unless a majority-in-interest of the Company Shareholders agree to such removal and to the identity of the substituted agent. No bond shall be required of the Shareholder Representative, and the Shareholder Representative shall not receive compensation for services as such. Notices or communications to or from the Shareholder Representative shall constitute notice to or from each of the Company Shareholders or their permitted transferees.

               (ii) The Shareholder Representative shall not be liable for any act done or omitted hereunder as Shareholder Representative while acting in good faith and in the exercise of reasonable judgment. The Company Shareholders shall severally indemnify the Shareholder Representative and hold him or her harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Shareholder Representative and arising out of or in connection with the acceptance or administration of the Shareholders Representative=s duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Shareholder Representative.

          (h)  Actions of the Shareholder Representative. A decision, act,
               -----------------------------------------
consent or instruction of the Shareholder Representative shall constitute a decision of all the Company Shareholders and shall be final, binding and conclusive upon each of such Company Shareholder, and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Shareholder Representative as being the decision, act, consent or instruction of each and every such Company Shareholder. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholder Representative.

          (i)  Escrow Agent=s Duties.
               ---------------------

               (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Shareholder Representative, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

               (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

               (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

               (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

               (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent=s duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by such Escrow Agent in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

               (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and the Escrow Amount and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent=s discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage.

                      Furthermore, the Escrow Agent may at its option, file an action of interpleader, in arbitration or otherwise, as the circumstances may require, requiring the Parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Parent Common Stock held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

               (vii) Subject to Section 7.2(j) below, the parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on the Escrow Agent or incurred by the Escrow Agent in connection with the performance of the Escrow Agent's duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter other than arising out of its gross negligence or willful misconduct.

               (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties to this Agreement; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to agree on a successor escrow agent within thirty (30) days after receiving such notice. If Parent and the Shareholder Representative fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the state of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor Escrow Agent as if originally named as Escrow Agent. Thereafter, the Escrow Agent shall be discharged from any further duties and liability under this Agreement.

          (j)  Fees.  All fees of the Escrow Agent for performance of its duties
               ----
hereunder shall be paid by Parent in accordance with the standard fee schedule of the Escrow Agent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties hereto request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to the Escrow Fund or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney=s fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy or litigation. The Parent promises to pay these sums upon demand.

     7.3  Indemnity.
          ---------

          (a) The Principal Shareholders hereby agree (i) to pay to Parent the amount of any Purchase Price Adjustment in excess of the amount then remaining in the Escrow Fund; and (ii) to indemnify and hold Parent and its subsidiaries, directors, officers and agents harmless against and in respect of any loss, cost, expense, claim, liability, deficiency, judgment or damage (hereinafter, individually, a "Loss"; and
                                                              ----
collectively, "Losses") incurred by Parent, its subsidiaries, officers,
               ------
directors and agents (x) as a result of any inaccuracy in or breach of a representation or warranty of the Company or the Principal Shareholders contained in this Agreement or any failure by the Company or any Principal Shareholder to perform or comply with any covenant contained in this Agreement,
(y) by reason of the failure of the Company and the Principal Shareholders to perform their obligations hereunder and (z) by reason of the failure of any Principal Shareholder to satisfy such Principal Shareholder's obligations under the leases identified in Section 2.14(a)(iii) of the Schedule of Exceptions. The Company Shareholders shall not have any right of contribution from the Company with respect to any Loss claimed after the Effective Time by Parent or Sub.

          (b) Parent hereby agrees to indemnify and hold the Principal Shareholders and the Company, its subsidiaries, directors, officers and agents harmless against and in respect of any Loss incurred by the Company, its subsidiaries, officers, directors and agents (i) as a result of any inaccuracy in or breach of a representation or warranty of Parent contained in this Agreement or any failure by Parent to perform or comply with any covenant contained in this Agreement and (ii) by reason of the failure of Parent to perform its obligations hereunder, and Parent hereby agrees to indemnify each Principal Shareholder for any Loss incurred by such Principal Shareholder under the guaranties executed by Principal Shareholders pursuant to which such Principal Shareholder guarantees obligations or indebtedness of the Company if such Loss is due to the failure of the Surviving Corporation to satisfy such obligations or indebtedness guaranteed by such Principal Shareholder.

          (c)  Expiration of Indemnification. The indemnification obligations
               -----------------------------
under this Section 7.3 shall terminate at 5:00 p.m., Pacific Time, eighteen (18) months after the Agreement Date, but shall not terminate as to any Loss (or a potential claim by an appropriate party) asserted in good faith prior to such date in accordance with Section 7.3(d) below; provided, however, that the representations and warranties with respect to Taxes (Section 2.10) and environmental laws (Section 2.20) shall survive until the expiration of the applicable statute of limitations, if any.

          (d)  Procedure for Indemnification. In the event that either party
               -----------------------------
shall incur or suffer any Losses in respect of which indemnification may be sought by such party pursuant to the provisions of this Article, the indemnified party shall assert a claim for indemnification by written notice (a "Notice") to the Parent, or the Surviving Corporation and the Shareholder Representative, as the case may be, briefly stating (i) that the party delivering the Notice has paid or accrued Losses and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related. The indemnified party shall provide the other party on request all information and documentation reasonably necessary to support and verify any Losses which the indemnified party believes give rise to a claim for indemnification hereunder and shall give reasonable access to all books, records and personnel in the possession or under the control of that party which would have bearing on such claim.

          (e)  Actions Against Principal Shareholders.  In the event that the
               --------------------------------------
Principal Shareholders shall become obligated to indemnify Parent for any amount pursuant to this Section 7.3, the Principal Shareholders may satisfy such obligation by either (i) making payment to Parent in cash by wire transfer of the amount owed, or (ii) delivering shares of Parent Common Stock, duly endorsed or with stock powers attached which have been endorsed in blank.

          (f)  Valuation of Parent Common Stock. For the purposes of determining
               --------------------------------
the number of shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund or otherwise as indemnity pursuant to Section 7.3 hereof, the shares of Parent Common Stock shall be valued as of the Agreement Date.

          (g)  Resolution of Conflicts; Arbitration.
               ------------------------------------

               (i)    In the event of any dispute over a claim pursuant to this
Section 7.3, or any dispute over the amount of any Purchase Price Adjustment, the Shareholder Representative and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholder Representative and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties. If any claim against the Escrow Fund was sought, such memorandum shall be furnished to the Escrow Agent and the Escrow Agent shall be entitled to rely on any such memorandum and make payment out of the Escrow Fund in accordance with the terms thereof.

               (ii) If no such agreement can be reached after good faith negotiation (or in any event after 60 days from the date of the Officer's Certificate or Notice, as the case may be), either Parent or the Shareholder Representative may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Parent and the Shareholder Representative shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer=s Certificate or Notice shall be binding and conclusive upon the parties to this Agreement. Notwithstanding anything in Section 7.2(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators. The arbitrators shall not be empowered to award punitive damages.

               (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California under the rules then in effect of the American Arbitration Association. The arbitrators shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association.

          (h)  Third-Party Claims.
               ------------------

               (i) Promptly after receipt by an indemnified party of notice of the commencement of any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard before or otherwise involving any court, governmental agency or entity or arbitrator (a "Proceeding") against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

               (ii) If any Proceeding referred to in Section 7.3(h)(i) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding,
(i) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of any law, statute, ordinance, regulation or ruling or any violation of the rights of any person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (ii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

               (iii) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

          (i)  Excluded Shares. Notwithstanding any provision of this Agreement
               ---------------
to the contrary, the shares of Parent Common Stock received by Robin Bernstein and Convergence Partners in the Merger, whether or not deposited into the Escrow Fund, shall only be subject to reduction for Purchase Price Adjustments effected through the Escrow Fund, and not for claims pursuant to clauses (i) and (ii) of
Section 7.3(a). Responsibility for Robin Bernstein's and Convergence Partners' shares for such claims will be borne by the Principal Shareholders on a joint and several basis.

          (j)  Certain Limitations. Sellers will have no liability (for
               -------------------
indemnification or otherwise) with respect to the matters described in clause
(ii) of Section 7.3(a), (i) until the total of all Losses with respect to such matters exceeds 2% of the Original Purchase Price, and then only for the amount by which such Losses exceed 2% of the Original Purchase Price, and (ii) for Losses in excess of 200% of the Original Purchase Price. However, this Section 7.3(j) will not apply (i) to claims for Purchase Price Adjustments not satisfied out of the Escrow Fund, and (ii) to any breach of any representations and warranties of the Company or the Principal Shareholders of which any of the Company or Principal Shareholders had knowledge at any time prior to the date on which such representation and warranty is made or any intentional breach by either Seller of any covenant or obligation, and any of the Company or Principal Shareholders will be jointly and severally liable for all Losses with respect to such breaches.

                                  ARTICLE VIII
                       TERMINATION, AMENDMENT AND WAIVER

     8.1  Termination.  Except as provided in Section 8.2 below, this Agreement
          -----------
may be terminated and the Merger abandoned at any time prior to the Effective
Time:

          (a)  by mutual consent of the Company and Parent;

          (b) by Parent or the Company if: (i) the Effective Time has not occurred by December 15, 1997; (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or
(iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal;

          (c) by Parent or the Company if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would: (i) prohibit Parent's or Sub's ownership or operation of any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate all or a portion of the business or assets of the Sub or Parent as a result of the Merger;

          (d) by Parent if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company or the Principal Shareholders and such breach has not been cured within thirty (30) calendar days after written notice to the Company (provided that, no cure period shall be required for a breach which by its nature cannot be cured);

          (e) by the Company if neither it nor the Principal Shareholders are in material breach of their respective obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Sub and such breach has not been cured within thirty (30) calendar days after written notice to Parent (provided that, no cure period shall be required for a breach which by its nature cannot be cured); or

          (f) by Parent, Sub, Company, or Principal Shareholders if an event having a Material Adverse Effect on the Company or Parent shall have occurred after the date of this Agreement.

     Where action is taken to terminate this Agreement pursuant to this Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

     8.2  Effect of Termination.  In the event of termination of this Agreement
          ---------------------
as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Sub or the Company, or their respective officers, directors or shareholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, (i) the provisions of Sections 5.4 and
5.5 and Article IX of this Agreement shall remain in full force and effect and survive any termination of this Agreement and (ii) the Company shall promptly repay any funds lent or otherwise extended to it by Parent or Sub in anticipation of the Merger.

     8.3  Amendment.  Except as is otherwise required by applicable law after
          ---------
the Company Shareholders approve this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     8.4  Extension; Waiver.  At any time prior to the Effective Time, Parent
          -----------------
and Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE IX

                              GENERAL PROVISIONS

     9.1  Notices.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Parent or Sub, to:

               USWeb Corporation
               2880 Lakeside Drive
               Santa Clara, California  95054
               Attn:  Chief Financial Officer
               Telecopy No.:  (408) 987-3240

               with a copy to:

               Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road
               Palo Alto, California 94304
               Attention:  Mark Bonham
               Telecopy No.:  (650) 493-6811

          (b) if to a Principal Shareholder, to the address set forth in Exhibit C and if to Company to:

               8522 National Blvd.
               Culver City, California 90232
               Attention: Nicholas Rothenberg
               Telecopy No.:  (310) 815-1133

               with a copy to:

               Brown Raysman Millstein Felder & Steiner LLP
               1880 Century Park East, Suite 711
               Los Angeles, CA 90067
               Attention:  John G. Petrovich
               Telecopy No.:  (310) 712-8383

     9.2  Interpretation.  The words "include," "includes" and "including" when
          --------------              -------    --------       ---------
used herein shall be deemed in each case to be followed by the words "without
                                                                      -------
limitation."  The table of contents and
----------
headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.3  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     9.4  Entire Agreement; Assignment.  This Agreement, and Exhibits hereto and
          ----------------------------
the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Parent and Sub may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates or in any transaction having the effect of changing the Parent's jurisdiction of incorporation; provided, however, that the assigning party shall not be released from any of its obligations hereunder without the written consent of the Company, which shall not be withheld unreasonably.

     9.5  Severability.  In the event that any provision of this Agreement or
          ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforce able, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.6  Other Remedies.  Except as otherwise provided herein, any and all
          --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     9.7  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within Santa Clara County, State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

     9.8  Rules of Construction.  The parties hereto agree that they have been
          ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.



                            *          *          *

     IN WITNESS WHEREOF, Parent, Sub, the Company and the Principal Shareholders have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.


W3-DESIGN                           USWEB CORPORATION

Signature:___________________       Signature:_____________________________

Name:________________________       Name:__________________________________

Title:_______________________       Title:_________________________________


ESCROW AGENT                        USWEB ACQUISITION CORPORATION 118
Secretary, USWeb Corporation

Signature: /s/ Tobey Corey          Signature:_____________________________
          --------------------

Name: Tobey Corey                   Name:__________________________________
     -------------------------

Title:________________________      Title:_________________________________


                                    PRINCIPAL SHAREHOLDERS


                                    /s/ Nicholas Rothenberg
                                    ---------------------------------------
                                    Nicholas Rothenberg


                                    /s/ Michael Mascha
                                    ---------------------------------------
                                    Michael Mascha


                                    /s/ Frank San Filippo
                                    ---------------------------------------
                                    Frank San Filippo

                               INDEX OF EXHIBITS



Exhibit        Description
-------        -----------

Exhibit A      Principal Shareholders

Exhibit B      Valuation Method

Exhibit C      Schedule of Exceptions

Exhibit D      Financial Statements

Exhibit E      Business Plan

Exhibit F      Option Agreement

Exhibit G      Form of Shareholder Certificate

                                   EXHIBIT A
                                   ---------


                            Principal Shareholders

NAME                                                NUMBER OF SHARES*
----                                                ----------------
Nicholas Rothenberg                                 380,000
Address:  See Section 2.2 of Exhibit C

Michael Mascha                                      380,000
Address:  See Section 2.2 of Exhibit C

Frank San Filippo                                   190,000
Address:  See Section 2.2 of Exhibit C















------------------------
*    On an as fully converted to Common Stock, fully diluted basis.

                                   EXHIBIT B
                                   ---------

                                Valuation Method

                                   EXHIBIT C
                                   ---------

                             Schedule of Exceptions

                                   EXHIBIT D
                                   ---------

                          Company Financial Statements


1. Audited balance sheet as of March 31, 1997 and related statements of income and cash flows for the 12-month period then ended.

2. Unaudited balance sheet as of September 30, 1997 and related statements of income and cash flows for the five-month period then ended.

                                   EXHIBIT E
                                   ---------

                             Company Business Plan

                                   EXHIBIT F
                                   ---------

                            Form of Option Agreement

                                   EXHIBIT G
                                   ---------

                        Form of Shareholder Certificate

                            SHAREHOLDER CERTIFICATE

     The undersigned is aware that pursuant to an Agreement and Plan of Reorganization, dated as of ______________, 1997 (the "Agreement") entered into
                                                       ---------
by and among USWeb Corporation, a Utah corporation ("Parent"), W3-design, a
                                                     ------
California corporation (the "Company"), USWeb Acquisition Corporation ___, a
                             -------
Delaware corporation and wholly owned subsidiary of Parent ("Sub"), the Company
                                                             ---
will merge (the "Merger") with and into Sub and all shares of the Company's
                 ------
Common Stock will be exchanged for certain consideration set forth in the Agreement (the "Merger Consideration"). Unless otherwise indicated, capitalized
                --------------------
terms not defined herein have the meanings set forth in the Agreement.

     The undersigned understands that the execution of this Certificate is a condition precedent to Parent and Sub's obligation to consummate the Merger and to the receipt of Merger Consideration in the Merger (pursuant to the terms and conditions of the Agreement).

     The undersigned hereby represents and warrants as follows:


     1.   Investment Representations.
          --------------------------

          a. The Parent Common Stock issued to the undersigned will be acquired for investment for the undersigned's own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same. The undersigned represents that the entire legal and beneficial interest of the Parent Common Stock will be held for the undersigned's account only, and neither in whole or in part for any other person. By executing this Shareholder's Certificate, the undersigned further represents that the undersigned has no present contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any of the Parent Common Stock.

          b. The undersigned understands and acknowledges that the issuance of the Parent Common Stock pursuant to the Agreement is being effected on the basis that the issuance of such securities is exempt from registration pursuant to
Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act") and that
                                                             --------
the Parent's reliance upon such exemption is predicated upon the undersigned's representations.

          c. The undersigned further represents that he: (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the undersigned's prospective investment in the shares of Parent Common Stock; (ii) has received all the information it has requested from the Parent and the Company it considers necessary or appropriate for deciding whether to accept the Parent Common Stock; (iii) has the ability to bear the economic risks of the undersigned's prospective investment; (iv) is able, without materially impairing his financial condition, to hold the Parent Common Stock for an indefinite period of time and to suffer complete loss on his investment; and (v) if applicable, is an "accredited investor" within the
                                          -------------------
meaning of Rule 501 of Regulation D promulgated under the 1933 Act.

          d. Each certificate representing Parent Company Stock issued pursuant hereto to the undersigned and any shares issued or issuable in respect of any such Parent Common Stock upon any stock split, stock dividend, recapitalization, or similar event, shall be stamped or otherwise imprinted with legends in the following form:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER, AS SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION. SUCH TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

          e. The certificates evidencing the Parent Common Stock shall also bear any legend required pursuant to any state, local or foreign law governing such securities.

          f. The undersigned understands and acknowledges that the Parent Common Stock has not been registered under the 1933 Act and Parent Common Stock must be held indefinitely unless subsequently registered under the 1933 Act or an exemption from such registration is available and that neither Parent nor the Company is under any obligation to register the Parent Common Stock.

          g. The undersigned acknowledges that the Parent Common Stock shall not be transferable except upon the conditions specified in this Certificate and in the Agreement. Each Company Shareholder will cause any proposed transferee of the Parent Common Stock held by such Company Shareholder to agree in writing to take and hold such Parent Common Stock subject to the provisions and upon the conditions specified in this Certificate and in the Agreement.

          h. Prior to any proposed transfer of any Parent Common Stock, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the undersigned shall give written notice to the Company of his intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if the Parent so requests, be accompanied (except in transactions in compliance with Rule

144) by either (i) a written opinion of legal counsel reasonably satisfactory to Parent, addressed to Parent, to the effect that the proposed transfer of Parent Common Stock may be effected without registration under the 1933 Act, or (ii) a "No Action" letter from the Commission to the effect that the transfer of such
 ---------
securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Parent Common Stock shall be entitled to transfer such shares of Parent Common Stock in accordance with the terms of the notice delivered by the holder to Parent, subject to any market standoff agreement or right of first refusal on transfer in favor of the Parent. Each certificate evidencing the shares of Parent Common Stock transferred as above provided shall bear the appropriate restrictive legend set forth in subsection (d) above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for Parent such legend is not required in order to establish compliance with any provisions of the 1933 Act, which opinion will not be unreasonably withheld.

          i. The undersigned has had an opportunity to review with his own tax advisors the tax consequences to the undersigned of the Merger and the transactions contemplated by the Agreement. The undersigned understands that he must rely solely on his advisors and not on any statements or representations by Parent, Sub, the Company or any of their agents. The undersigned understands that he (and not Parent or the Company) shall be responsible for his own tax liability that may arise as a result of the Merger or the transactions contemplated by the Agreement.

          j. The undersigned will have sufficient assets, after completion of the Merger, to satisfy all of the undersigned's obligations to its creditors as the same become due and payable.

     2.   Acknowledgment of Escrow Setoff and Market Standoff Agreement.  The
          -------------------------------------------------------------
undersigned has carefully reviewed the Agreement, and understands and agrees that:

          a. Pursuant to such Agreement, 50% of the Original Purchase Price which would otherwise be payable to the undersigned at the Effective Time of the Merger will be deemed to have been received by the undersigned and deposited with the Escrow Agent, without any act of the undersigned, and that the amounts deposited with the Escrow Agent shall be available to satisfy Losses and adjustments to the Original Purchase Price as set forth in the Agreement.

          b. Pursuant to the Agreement, Parent may, in its sole discretion, seek (i) indemnification from the Principal Shareholders for Losses incurred by the Parent, which Parent may elect to seek directly from the Escrow Fund, or
(ii) Parent may seek Purchase Price Adjustments from the Escrow Fund, in either of which events the Escrow Amount otherwise payable to the undersigned would be reduced without any act of the undersigned.

          c. Each Company Shareholder hereby agrees that in connection with any registration of the offering of any Shares of the Parent under the 1933 Act, such Company Shareholder shall not, except as provided in Section 4(g) below, sell or otherwise transfer, pledge, hypothecate or otherwise decrease his market risk or beneficial ownership in any Shares or other securities of the Parent during the 180-day period following the date of the final Prospectus contained in a registration statement of the Parent filed under the Securities Act; provided, however, that such restriction shall only apply to the first registration statement of the Parent to become effec tive under the Securities Act which includes securities to be sold on behalf of the Parent to the general public in an underwritten public offering under the Securities Act. The Parent may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period.

     3.   Election of Shareholder Representative.  The undersigned hereby
          --------------------------------------
consents to the election and appointment of Nicholas Rothenberg as the Shareholder Representative (as such term is defined in the Agreement) and authorizes such Shareholder Representative to act as the undersigned's duly constituted attorney-in-fact in connection with the matters set forth in the Agreement until such time as a successor to such Shareholder Representative is elected by a majority-in-interest of the Company Shareholders. The undersigned acknowledges and agrees that any decision, act, consent or instruction of the Shareholder Representative shall constitute a decision, act, consent or instruction of the undersigned and shall be final, binding and conclusive on the undersigned, and that Parent and the Escrow Agent may rely upon any such decision, act, consent or instruction of the Shareholder Representative as being the decision, act, consent or instruction of the undersigned.

     4.   Parent's Right of First Refusal.
          -------------------------------

          a.   Parent's Right of First Refusal.  Before any shares issued
               -------------------------------
pursuant to the Agreement (the "Shares") may be sold or otherwise transferred
                                ------
(including transfer by gift or operation of law), or any Shares held by a transferee (either being sometimes referred to herein as the "Holder") may be
                                                              ------
sold, the Parent or its assignee(s) shall have a right of first refusal to purchase such Shares on the terms and conditions set forth in this Section (the "Right of First Refusal").
 ----------------------

          b.   Notice of Proposed Transfer.  The Holder of the Shares shall
               ---------------------------
deliver to the Parent a written notice (the "Notice") stating:  (i) the Holder's
                                             ------
bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee ("Proposed Transferee"); (iii) the
                                              -------------------
number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the "Offered Price"), and the Holder shall offer the Shares
                          -------------
at the Offered Price to the Parent or its assignee(s).

          c.   Exercise of Right of First Refusal.  At any time within thirty
               ----------------------------------
(30) days after receipt of the Notice, the Parent or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (d) below.

          d.   Purchase Price.  The purchase price ("Parent Purchase Price") for
               --------------                        ---------------------
the Shares purchased by the Parent or its assignee(s) under this Section shall be the Offered Price. If the Offered Price includes consideration other than cash, the Parent may match such non-cash consideration with such other cash or non-cash consideration as shall be determined by the Board of Directors of the Parent in good faith. If the Shares are being transferred by gift (other than pursuant to subsection (g) below), the Parent Purchase Price shall be the product of the Fair Value Per Share multiplied by the number of Shares proposed to be gifted.

          e.   Payment.  Payment of the Parent Purchase Price shall be made, at
               -------
the option of the Parent or its assignee(s), in cash (by check), by wire transfer, by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Parent (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within 30 days after receipt of the Notice or in the manner and at the times set forth in the Notice.

          f.   Holder's Right to Transfer.  If all of the Shares proposed in the
               --------------------------
Notice to be transferred to a given Proposed Transferee are not purchased by the Parent or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Parent, and the Parent or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

          g.   Exception for Certain Transfers.  Anything to the contrary
               -------------------------------
contained in this Section notwithstanding, the following transfers may be made without having to comply with the other provisions of this Section 4: (i) the transfer of any or all of the Shares during the Holder's lifetime or on the Holder's death by will or intestacy to the Holder's immediate family or a trust for the benefit of the Holder's Immediate Family; (ii) any pledge of not more than 40,000 of the Shares in the aggregate by Nicholas Rothenberg, Michael Mascha and Frank San Filippo, as security for one or more loans not exceeding $50,000 in the aggregate for all such loans; (iii) a sale of not more than 20,000 of the Shares owned by Robin Bernstein to one or more of Nicholas Rothenberg, Michael Mascha and Frank San Filippo; (iv) a grant of an option by such of Nicholas Rothenberg, Michael Mascha and Frank San Filippo who participate in the purchase described in the immediately preceding clause (iii) to Robin Bernstein to repurchase the shares sold by her; (v) the transfer of Shares upon the exercise of the option described in the immediately preceding clause (iv); and (vi) the transfer of the undersigned's pro rata share of not more than 16,001 Shares in the aggregate to Gregory Biggers, Larry Dunn, Ki Ingersol and Alvin Rodolfo, affiliates of Convergence Partners, by Nicholas Rothenberg, Michael Mascha and Frank San Filippo (all Share amounts, in the case of clauses (ii) through (vi) above to be adjusted to account for stock splits, reverse stock splits and similar adjustments to the capitalization of Parent).

"Immediate Family" as used herein shall mean spouse, lineal descendant or
-----------------
antecedent, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Certificate, and there shall be no further transfer of such Shares except in accordance with the terms of this Certificate.

          h.   Termination of Right of First Refusal.  The Right of First
               -------------------------------------
Refusal shall terminate as to any Shares 90 days after the first sale of Common Stock of the Parent to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate this _____ day of _________________, 1997.



                                    ____________________________________________
                                    Signature


                                    ____________________________________________
                                    Print Name


                                      -7-